EXECUTION
AMENDMENT NO. 1 TO ABL CREDIT AGREEMENT
     AMENDMENT NO. 1 TO ABL CREDIT AGREEMENT, dated as of December 2, 2010 (this “Amendment No.1”), is by and among Wells Fargo Bank, National Association successor by merger to Wells Fargo Retail Finance, LLC, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement defined below (in such capacity, “Administrative Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Amscan Inc., a New York corporation (“Amscan Inc.”), Anagram International, Inc., a Minnesota corporation (“International”), Am-Source, LLC, a Rhode Island limited liability company (“Am-Source”), Factory Card Outlet of America Ltd., an Illinois corporation (“Factory”), Gags and Games, Inc., a Michigan corporation (“Gags and Games”), PA Acquisition Corp., a Delaware corporation (“PA Acquisition”), Party City Corporation, a Delaware corporation (“Party City”), Party City Franchise Group, LLC, a Delaware limited liability company (“PCFG” and together with Amscan Inc., International, Am-Source, Factory, Gags and Games, PA Acquisition and Party City, each individually a “Borrower” and collectively, “Borrowers”), AAH Holdings Corporation, a Delaware corporation (“Holdings”), Amscan Holdings, Inc., a Delaware corporation (“Amscan”), JCS Packaging, Inc., a New York corporation (“JCS”), M&D Industries, Inc., a Delaware corporation (“M&D”), SSY Realty Corp., a New York corporation (“SSY”), Trisar, Inc., a California corporation (“Trisar”), Anagram Eden Prairie Property Holdings LLC, a Delaware limited liability company (“Eden Prairie”), Anagram International, LLC, a Nevada limited liability company (“AIL”), Anagram International Holdings, Inc., a Minnesota corporation (“AIHI”), Factory Card & Party Outlet Corp., a Delaware corporation (“Outlet”), Party America Franchising, Inc., a Minnesota corporation (“Franchising”), Party City Franchise Group Holdings, LLC, a Delaware limited liability company (“PCFG Holdings” and, together with Holdings, Amscan, JCS, M&D, SSY, Trisar, Eden Prairie, AIL, AIHI, Outlet and Franchising, each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H :
     WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the ABL Credit Agreement dated August 13, 2010, by and among Administrative Agent, Lenders, Borrowers and Guarantors (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”);
     WHEREAS, Borrowers and Guarantors desire to amend certain provisions of the Credit Agreement as set forth herein, and Administrative Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein;
     WHEREAS, by this Amendment No. 1, Administrative Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.
          (a) Additional Definitions. As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:
               (i) “Amendment No. 1” shall mean Amendment No.1 to ABL Credit Agreement, dated as of December 2, 2010 by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
               (ii) “Parent Company” means (a) Holdings and (b) any other Person (i) of which Amscan is an indirect wholly-owned Subsidiary and (ii) substantially all of the assets of which consist of its indirect investment in Amscan.
               (iii) “Refinancing Transactions” shall mean, collectively, (A) the execution, delivery and performance by the Loan Parties of the Senior Secured Term Facility Credit Agreement and all other related instruments, agreements and other documents and the making of the loans thereunder, (B) the execution, delivery and performance by Borrowers and Guarantors of Amendment No. 1, (C) the execution, delivery and performance by all parties thereto of the Intercreditor Agreement, (D) the payment of the Special Dividend and (E) the payment by Borrowers and Guarantors of the Refinancing Transaction Costs.
               (iv) “Refinancing Transaction Costs” shall mean fees and expenses payable or otherwise borne by Borrowers and Guarantors in connection with the Refinancing Transactions and the transactions contemplated thereby and including, for the avoidance of doubt, any portion of the Special Dividend to the extent any such amount reduces Consolidated Net Income.
               (v) “Special Dividend” has the meaning assigned to such term in Section 6.05(a)(v).
               (vi) “WFB” shall mean Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC, in its individual capacity, or any successor entity thereto.

          (b) Amendments to Definitions.
               (i) The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Change of Control” means, at any time, (a) if Sponsors shall cease to beneficially own and control 50% or more of the combined voting power of all of the Capital Stock of Holdings, (b) any Person (other than one or more Sponsors) or Persons (other than one or more Sponsors) that are together a “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have after the Closing Date obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings, (c) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (i) were members of the board of directors of Holdings on the Closing Date or (ii) were nominated for election by a majority of the board of directors of Holdings, who were either (A) directors on the Closing Date or (B) whose election or nomination for election was previously approved by a majority of such directors or by any Sponsor, (d) Holdings shall cease to own 100% of the Capital Stock of Amscan, (e) any “change of control” or similar event under the Senior Subordinated Note Indenture (or any agreement or instrument evidencing or related to any Refinancing Indebtedness with respect thereto with an aggregate outstanding principal amount in excess of the Threshold Amount) shall occur.
               (ii) Clause (b)(v) of the definition of “Consolidated Adjusted EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such Clause in its entirety and replacing it with the following:
“(v) other non-cash items reducing Consolidated Net Income including without limitation provisions for minority interests and items resulting from marking hedging obligations to market, purchase accounting, deferred rent and from compensation charges due to Capital Stock, and in the case of any such Capital Stock, any charges or expenses arising out of the repricing or revlauation thereof (including, without limitation, any repricing or revlauation of Capital Stock arising out of the Refinancing Transactions) (excluding any such non-cash item to the extent that it represents (A) an accrual or reserve for potential cash items in any future period, (B) amortization of a prepaid Cash item that was paid in a prior period or (C) a reserve against or write down or write-off of inventory in accordance with GAAP);”.
               (iii) Clause (b)(vi) of the definition of “Consolidated Adjusted EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding “and Refinancing Transaction Costs” immediately following “Transaction Costs”.
               (iv) The last sentence of the definition of “Consolidated Adjusted EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:
“Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, for any period that includes the Fiscal Quarter ended on March 31, 2010, the Fiscal Quarter ended June 30, 2010 or the Fiscal Quarter ended on September 30, 2010, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on March 31, 2010 shall be deemed to be $22,757,086 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on June 30, 2010 shall be deemed to be $49,171,500 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2010 shall be deemed to be $32,061,862.”
               (v) Clause (c) of the definition of “Consolidated Cash Interest Expense” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding “and Refinancing Transaction Costs” immediately following “Transaction Costs”.
               (vi) Clause (d) of the definition of “Fixed Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the clause (i) from the parenthetical contained therein in its entirety and replacing it with the following:
“(i) those described in clause (e) of the definition thereof and the Special Dividend and”.
               (vii) The definition of “Intercreditor Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated as of December 2, 2010, among Administrative Agent, as agent for the Revolving Facility Secured Parties referred to therein, Credit Suisse AG, as agent for the Term Loan Secured Parties referred to therein, Amscan, Holdings and the Subsidiaries of Holdings from time to time party thereto.

               (viii) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Maturity Date” means August 13, 2015 or any earlier date on which the Aggregate Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided, that, in the event that there are any obligations outstanding under the Senior Subordinated Note Documents (as each may be amended, modified, replaced or refinanced from time to time) on the date (such date, the “Springing Maturity Date”) that is one hundred twenty (120) days prior to any then scheduled maturity date thereunder, the “Maturity Date” shall mean the Springing Maturity Date.
               (ix) The definition of “Senior Secured Term Facility Credit Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Senior Secured Term Facility Credit Agreement” means the Term Loan Credit Agreement, dated as of December 2, 2010, among Holdings, Amscan, the subsidiaries of Amscan from time to time party thereto, Credit Suisse AG, as administrative agent and collateral agent and the lenders from time to time party thereto, as the same may be amended, restated, modified, refinanced, replaced, extended, renewed or supplemented from time to time.
               (x) Each reference to “Wells Fargo Retail Finance, LLC” contained in the Credit Agreement and each of the other Loan Documents is hereby amended to mean “Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC”
               (xi) Each reference to “WFRF” contained in the Credit Agreement and each of the other Loan Documents is hereby deleted and replaced with “WFB”
          (c) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.
     2. Accounting Terms; GAAP. Section 1.04(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature that are used in the computation of any covenant (including the computation of any financial covenant) set forth in any Loan Document shall be construed and interpreted in accordance with GAAP, as in effect on September 30, 2010 unless otherwise agreed to by the Borrower Agent and the Required Lenders. Amscan shall provide such information concerning GAAP as so in effect as Administrative Agent may from time to time reasonably request.”
     3. Financial Statements and Other Reports. Section 5.01(q)(ii)(G) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
          “(G) [Reserved]”.
     4. Indebtedness.
          (a) Section 6.01(p) of the Credit Agreement is hereby amended by deleting clause (iii) of such Section in its entirety and replacing it with the following:
          “(iii) [Reserved]”.
          (b) Section 6.01(w) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(w) Indebtedness incurred pursuant to the Senior Secured Term Facility Credit Agreement by Amscan in an aggregate principal amount that does not exceed $850,000,000 at any time outstanding; provided, that, with respect to any additional Indebtedness incurred under the terms of the Senior Secured Term Facility Credit Agreement after the effective date of Amendment No. 1, (i) any such Indebtedness shall have a final maturity no earlier than December 2, 2017, (ii) any such Indebtedness shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness then outstanding pursuant to this clause (w), (iii) any such Indebtedness shall be secured only by Liens permitted under Section 6.02(t); and (iv) as of the date of incurring such additional Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;”
     5. No Further Negative Pledges.
          (a) Section 6.04 of the Credit Agreement is hereby amended by deleting the reference to “Senior Subordinated Note Indenture” contained in Clause (c) of such Section and replacing it with “Senior Subordinated Note Indenture or in agreements with respect to Indebtedness that refinances or replaces Indebtedness permitted under Section 6.01(c),”.
          (b) Section 6.04 of the Credit Agreement is hereby amended by deleting the

“and” at the end of clause (h) of such Section, and adding a new clause (j) immediately following clause (i) of such Section to read as follows:
“(j) restrictions in any one or more agreements governing Indebtedness entered into after the effective date of Amendment No. 1 that contain encumbrances and other restrictions that are, taken as a whole, in the good faith judgment of Amscan, (i) no more restrictive in any material respect with respect to any Borrower or Guarantor than those encumbrances and other restrictions that are in effect on the effective date of Amendment No. 1 pursuant to agreements and instruments in effect on the effective date of Amendment No. 1 or (ii) no more disadvantageous to the Lenders than the Senior Subordinated Notes Indenture”.
     6. Restricted Junior Payments. Section 6.05(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“No Loan Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except that (i) Amscan may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued as such indenture or other agreement may be amended from time to time to the extent permitted under Section 6.14; (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Amscan may make Restricted Junior Payments (A) in an aggregate amount not to exceed $500,000 in any Fiscal Year, to the extent necessary to permit Holdings (or any Parent Company) to pay general administrative costs and expenses and (B) to the extent necessary to permit Holdings (or any Parent Company) to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings (or any Parent Company) applies the amount of any such Restricted Junior Payment for such purpose; (iii) so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby, Holdings may pay (or make Restricted Junior Payments to allow any Parent Company to pay) for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of Holdings (or of any such Parent Company) held by any future, present or former employee, director, officer, manager or consultant (or any Controlled Investment Affiliate or Immediate Family Member thereof) of Holdings (or any Parent Company) or any Subsidiary upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any future, present or former employee, director, officer, manager or consultant of Holdings (or any Parent Company) or any Subsidiary (A) in exchange for notes issued pursuant to Section 6.01(o), (B) in exchange for Capital Stock of Holdings (or any Parent Company) or (C) in exchange for Cash and Cash Equivalents (and Amscan may make Restricted Junior Payments to Holdings (and Holdings may make Restricted Junior Payments to any Parent Company)) in an amount not to exceed $15,000,000 in any Fiscal Year or $45,000,000 in the aggregate from the Closing Date to the date of determination; (iv) Amscan may make payments in respect of Management Fees not to exceed $2,500,000 in any Fiscal Year; (v) Amscan may make one-time cash dividend in an aggregate amount not to exceed $311,600,000, from legally available funds therefor, to Holdings, and Holdings may apply the proceeds of such dividend from Amscan to make one-time cash Restricted Junior Payments, from funds legally available therefor, to its shareholders, optionholders and warrantholders (such Restricted Junior Payments being collectively referred to as, the “Special Dividend”); provided, that, (A) no portion of such Special Dividend will be funded with the proceeds of Loans, (B) one hundred (100%) percent of the Special Dividend will be funded with the proceeds of loans made to Amscan under the Senior Secured Term Facility Credit Agreement, (C) promptly upon the receipt by Holdings of the proceeds of such dividend from Amscan, Holdings shall apply all of such proceeds to make one-time cash Restricted Junior Payments to its shareholders, optionholders and warrantholders, (D) at the time of the payment of such dividend by Amscan or Restricted Junior Payment by Holdings, as applicable, and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, and (E) the payment of each such Restricted Junior Payments shall have occurred by no later than December 7, 2010; and (vi) Amscan may make Restricted Junior Payments (and Holdings may itself make Restricted Junior Payments with any such Restricted Junior Payments received by it from Amscan); provided, that, at the time it is paid by Amscan, before and after giving effect to such Restricted Junior Payments under this clause (vi), the Payment Conditions are satisfied.”
     7. Restrictions on Subsidiary Distributions.
          (a) Section 6.06 of the Credit Agreement is hereby amended by deleting the reference to “in the Senior Subordinated Note Indenture” and replacing it with “in the Senior Subordinated Note Indenture or in agreements with respect to Indebtedness that refinances or replaces Indebtedness permitted under Section 6.01(c)”.
          (b) Section 6.06 of the Credit Agreement is hereby amended by deleting the reference to “Section 6.01(q)” and replacing it with “Section 6.01(q) or except for restrictions in any one or more agreements governing Indebtedness entered into after the effective date of Amendment No. 1 that contain encumbrances and other restrictions that are, taken as a whole, in the good faith judgment of Amscan, (x) no more restrictive in any material respect with respect to any Borrower or Guarantor than those encumbrances and other restrictions that are in effect on the effective date of Amendment No. 1 pursuant to agreements and instruments in effect on the effective date of Amendment No. 1 or (y) no more disadvantageous to the Lenders than the Senior Subordinated Notes Indenture”.
     8. Transactions with Shareholders and Affiliates.
          (a) Section 6.11(d) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
          “(d) transactions permitted in Sections 6.01(o) and 6.05(a)(ii), (iii), (iv) and (v),”.
          (b) Section 6.11(g) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(g) the Transactions and the Refinancing Transactions and the payment of fees and expenses relating to the Transactions and the Refinancing Transactions, including Transaction Costs and Refinancing Transaction Costs,”.
     9. Borrowing Base Certificate. Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C in the form attached hereto as Exhibit 1.
     10. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
          (a) no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 1;
          (b) this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
          (c) the execution, delivery and performance of each Amendment Document (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and
          (d) the resolutions of the Board of Directors or Managers of each Borrower and Guarantor delivered to Administrative Agent by such Borrower or Guarantor on the date of the effectiveness of the Credit Agreement have not been revoked and are in full force and effect;
          (e) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof; provided, that, (i) to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates with such effect.
     11. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:
          (a) Administrative Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;
          (b) Administrative Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 1, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Administrative Agent;
          (c) Administrative Agent shall have received (i) true, correct and complete copies of the Senior Secured Term Facility Credit Agreement and all other material agreements, documents and instruments executed and/or delivered by any Borrower or Guarantor in connection therewith or related thereto, duly authorized, executed and delivered by the parties thereto, which shall each be on terms and conditions acceptable to Administrative Agent and (ii) evidence that the transactions contemplated by the Senior Secured Term Facility Credit Agreement have been consummated prior to or contemporaneously with the execution of this Amendment No. 1;
          (d) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the Intercreditor Agreement, duly authorized, executed and delivered by Credit Suisse AG, as agent for the Term Loan Secured Parties referred to therein, Borrowers and Guarantors; and
          (e) No Default or Event of Default shall have occurred and be continuing.
     12. Effect of Amendment No. 1. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.
     13. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York.
     14. Jury Trial Waiver. BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 1 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     15. Binding Effect. This Amendment No.1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
     16. Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

     17. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 1.
     18. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
     19. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.
     20. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AMSCAN HOLDINGS, INC.
By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

AAH HOLDINGS CORPORATION FACTORY CARD & PARTY OUTLET CORP.
By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

AMSCAN INC. GAGS AND GAMES, INC. PA ACQUISITION CORP. PARTY AMERICA FRANCHISING, INC. PARTY CITY CORPORATION
By:
	Name:	Michael A. Correale
	Title:	Vice President and Treasurer

ANAGRAM INTERNATIONAL HOLDINGS, INC. ANAGRAM INTERNATIONAL, INC. JCS PACKAGING, INC. M&D INDUSTRIES, INC. SSY REALTY CORP. TRISAR, INC.
By:
	Name:	Michael A. Correale
	Title:	Assistant Treasurer

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AM-SOURCE, LLC ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC By: Amscan Holdings, Inc., sole Member
By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

ANAGRAM INTERNATIONAL, LLC
By:
	Name:	Michael A. Correale
	Title:	Manager

FACTORY CARD OUTLET OF AMERICA LTD.
By:
	Name:	Gary W. Rada
	Title:	President

PARTY CITY FRANCHISE GROUP HOLDINGS, LLC PARTY CITY FRANCHISE GROUP, LLC
By:
	Name:	Mark Tobin
	Title:	Treasurer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Retail Finance, LLC, as Administrative Agent
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Retail Finance, LLC
By:
Name:
Title:

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BANK OF AMERICA, N.A.
By:
Name:
Title:

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RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA
By:
Name:
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TD BANK, N.A., individually, as a Co-Documentation Agent and as a Lender
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Name:
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SUNTRUST BANK, individually, as a Co-Documentation Agent and as a Lender
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U.S. BANK NATIONAL ASSOCIATION, individually and as a Lender
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CAPITAL ONE LEVERAGE FINANCE CORP., individually and as a Lender
By:
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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as a Lender
By:
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CIT BANK, individually and as a Lender
By:
Name:
Title:

[Amendment No. 1 to ABL Credit Agreement]

Exhibit 1 to Amendment No. 1
to ABL Credit Agreement
EXHIBIT C
FORM OF BORROWING BASE CERTIFICATE
[SEE ATTACHED]